UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2007

(Date of earliest event reported)

Access Integrated Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

TABLE OF CONTENTS

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 3.02 Unregistered Sales of Equity Securities

Item 9.01. Financial Statements and Exhibits

Signatures

Exhibit Index

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 29, 2007, Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), Vistachiara Productions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Vistachiara”), BP/KTF, LLC, d/b/a The Bigger Picture, a California limited liability company and a subsidiary of privately held Sabella Dern Entertainment (“BP”) and each member of BP, completed the transactions pursuant to the Asset Purchase Agreement dated January 7, 2007 (the "Purchase Agreement") among the parties. The transaction is referred to herein as the "BP Transaction." The Company acquired substantially all of the assets, and assumed certain liabilities, of BP for 460,000 shares of the Company’s Class A common stock (the “Purchase Price”).

The Company also agreed to pay to BP a contingent payment equal to two times the average of the annual net income of the business acquired, as adjusted, in excess of $2 million (for each year) for the three year period ending March 31, 2010. This payment may be made in cash or the equivalent of the Company’s Class A common stock, at the Company’s sole discretion.

In addition, the Company entered into a Registration Rights Agreement with BP, pursuant to which the Company will register on Form S-3 the resale of all of the Class A common stock issued in connection with the transaction.

A copy of the press release announcing the closing of the BP Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

On January 29, 2007, the Company issued 460,000 shares of unregistered Class A common stock to BP in connection with the BP Transaction (as more fully described under Item 1.01 above and incorporated by reference herein). These shares were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended. The resale of all shares of the Company’s Class A common stock issued pursuant to the Purchase Agreement (as more fully described under Item 1.01 above and incorporated by reference herein) is required to be registered upon the terms and conditions of that certain Registration Rights Agreement, dated January 29, 2007, by and between the Company and BP.

On December 29, 2006, the Company issued 53,029 shares of unregistered Class A common stock to the holders of those certain promissory notes issued by the Company on October 5, 2006 (the “Notes”) as payment of interest on such Notes. These shares were issued in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended. Additional shares of the Company’s Class A common stock shall be issued in payment of additional interest payments and, interest payments, at the option of the Company, under the Notes. The resale of all shares of the Company’s Class A common stock issued pursuant to the Notes is required to be registered upon the terms and conditions of that certain Registration Rights Agreement, dated October 5, 2006, by and among the Company and the holders of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibit is furnished as part of this report:

99.1	Access Integrated Technologies, Inc. press release, dated January 30, 2007.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of January 30, 2007

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

99.1	Access Integrated Technologies, Inc. press release, dated January 30, 2007.